UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2013

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany Shaker Road, Latham, New York		12110
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (518) 782-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

On February 12, 2013, Plug Power Inc. (the “Company”) and Broadridge Corporate Issuer Solutions, Inc., as rights agent (“Broadridge”), entered into an Amendment No. 4 (the “Amendment”) to Shareholders Rights Agreement, dated as of June 23, 2009 (as amended by Amendment No. 1 to Shareholder Rights Agreement, dated as of May 6, 2011, Amendment No. 2 to Shareholder Rights Agreement, dated March 16, 2012, and Amendment No. 3 to Shareholder Rights Agreement, dated March 23, 2012 the “Rights Agreement”), between the Company and Broadridge.

The Amendment amends the Rights Agreement to provide that, generally, any beneficial ownership of shares of our common stock by any investor acquiring shares of our common stock pursuant to the February 2013 underwritten public offering with Roth Capital Partners as managing underwriter (the “Offering”) will not cause the preferred stock purchase rights to become exercisable under the Rights Agreement, so long as any such investor and its affiliates and associates do not at any time beneficially own shares of our common stock equaling or exceeding one-half percent more than the percentage of the then outstanding shares of common stock beneficially owned by such investor and its affiliates and associates immediately following the closing of the Offering. The Amendment also provides that any beneficial ownership of shares of our common stock by affiliates and associates of AWM Investments Company, including but not limited to Special Situations Technology Fund, L.P., Special Situations Technology Fund II, L.P., and Special Situations Private Equity Fund, L.P., or SSF collectively, will not cause the preferred stock purchase rights to become exercisable under the Rights Agreement, so long as SSF and its affiliates and associates do not at any time beneficially own shares of our common stock equaling or exceeding three percent more than the percentage of the then outstanding shares of common stock beneficially owned by SSF and its affiliates and associates immediately following the closing of the Offering.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

4.1	Amendment No. 4 to Shareholder Rights Agreement dated as of February 12, 2013 by and between Plug Power Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

Date: February 13, 2013	By:	/s/ Andrew Marsh
	Name:	Andrew Marsh
	Title:	President and Chief Executive Officer

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